                                                                   EXHIBIT 10.27

                               MERGER AGREEMENT

     THIS MERGER AGREEMENT (together with the Exhibits and Schedules hereto, the "Agreement"), dated February 2, 2000, is entered into by and among SciQuest.com, Inc., a Delaware corporation ("Parent"), SciCentral Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Mergersub"), SciCentral.com, Inc., a Delaware corporation (the "Company"), and Ellen S. Uffen, Robert Uffen, Guy Orgambide, Janeen Malco, Jerry Malco, Mario Cardullo, Karen Cardullo and Cloyd Laporte III (collectively, the "Stockholders").

                                   RECITALS

     A. The Board of Directors of the Company and the Stockholders of the Company have approved the proposed merger (the "Merger") of Mergersub with and into the Company in accordance with the Delaware General Corporation Law (the "DGCL") and on the terms and conditions set forth herein.

     B. The Board of Directors of Mergersub and Parent, the sole stockholder of Mergersub, have approved the Merger in accordance with the DGCL and on the terms and conditions set forth herein.

     C. The parties intend for the Merger, for federal income tax purposes, to qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); however, nothing in this Agreement shall be construed as a representation or warranty by Parent, or an agreement by Parent to indemnify any party, with respect to the tax treatment or tax effects of the transaction.

     NOW, THEREFORE, in consideration of the recitals and the mutual covenants, representations, warranties, conditions, and agreements hereinafter expressed, the parties agree as follows:

                                   ARTICLE I
                                  THE MERGER

     1.1 The Merger. At the Effective Time, Mergersub shall merge with and into
         ----------
the Company through the filing of a Certificate of Merger with the Office of the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the Delaware General Corporation Law (the time of such filing (the "Merger Filing") is hereinafter referred to as the "Effective Time"). From and after the Effective Time, the separate existence of Mergersub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

     1.2 The Closing.  The closing of the Merger (the "Closing") shall take
         -----------
place at the offices of Hutchison & Mason PLLC, in Raleigh, North Carolina, immediately prior to the filing of the Merger Filing. The Closing shall take place within five (5) business days after the approval of the Merger by the stockholders of the Company, or on such other date as the parties may agree (the "Closing Date"). At the Closing, each party shall execute and deliver to the other all such agreements, documents, and instruments as may be required or contemplated by this Agreement or as may be reasonably requested by any party to effect and evidence the consummation of the Merger, all of which shall be in a form and substance reasonably satisfactory to the other parties.

     1.3  Conversion of the Company Stock.
          -------------------------------

     (a) At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Mergersub, the Company or their respective stockholders, each share of the capital stock of the Company issued and outstanding immediately prior to the Effective Time (the "Company Stock") shall be canceled and converted automatically into the right to receive the types and amounts of consideration as set forth opposite each Stockholder's name on Schedule 1.3
                                                               ------------
attached hereto. All undeclared or unpaid dividends on the capital stock of the Company immediately prior to the Effective Time shall be cancelled at the Effective Time. All the Company stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled and no consideration of any kind shall be delivered in exchange therefor under this Agreement.

     (b) At the Closing, each of the Stockholders of the Company shall surrender and deliver to Parent the certificates evidencing all of the issued and outstanding shares of the Company Stock, in accordance with the provisions of Section 1.7, in exchange for the aggregate consideration payable to the Stockholders in the Merger, as described below (the "Merger Consideration"). The Merger Consideration (which shall constitute all of the consideration to be delivered to the Stockholders or any other person in respect of the shares of capital stock, or rights to acquire shares of capital stock, of the Company) shall be subject to adjustment as described in Sections 1.4 (Post-Closing Adjustment), 1.5 (Escrow Agreement), 1.6 (Holdback) and Article VII (Indemnification). The Merger Consideration shall consist of 40,000 unregistered shares of the Common Stock, $0.001 par value, of Parent ("Parent Common Stock"), as described below (the "Merger Shares"). The Merger Shares shall be divided into three categories as follows: (i) 32,000 or 80% of the Merger Shares to be delivered at Closing (the "Initial Shares"); (ii) 4,000 or 10% of the Merger Shares to be held pursuant to the Post-Closing Adjustment set forth in Section
1.4 (the "Holdback Shares") and (iii) 4,000 or 10% of the Merger Shares to be held in escrow pursuant to Section 1.5 (the "Escrowed Shares"). The "Average Stock Price" shall mean the average closing price of the Parent Common Stock as reported on the Nasdaq Stock Market for the ten (10) trading day period ending on and including the third trading day prior to the Closing Date. The Merger Consideration shall be payable as follows:

               (i) Each Stockholder shall receive a certificate or certificates representing a number of Initial Shares, which shall be delivered to such Stockholder as soon as practicable following the Effective Time (subject to compliance by the Stockholder with the requirements relating thereto set forth in Section 1.7) in the amounts set forth opposite such holder's name on Schedule 1.3 under the heading titled "Closing Payment - Initial
        ------------
     Shares"; and

               (ii) The Escrowed Shares payable to the Stockholders shall be withheld by Parent and delivered to Centura Bank (the "Escrow Agent") in accordance with Section 1.5; and

               (iii) The Holdback Shares shall be withheld by Parent as deferred Merger Consideration and issued to the Stockholders in accordance with the provisions of Section 1.6 (the "Holdback").

     (c) Notwithstanding anything to the contrary herein, no fractional shares of Parent Common Stock will be issued. Any person who would be entitled to receive a fractional share of Parent Common Stock but for this Section will, in lieu of such fractional share and upon surrender of such person's certificate or certificates of the Company Capital Stock, receive cash (without interest) in an amount equal to such fractional portion of a full share of Parent Common Stock multiplied by the Average Stock Price.

     (d) Each Stockholder's pro rata portion of the Initial Merger Consideration, which includes the Escrowed Shares and the Holdback, is set forth on Schedule 1.3 under the appropriately titled columns. Shares of Parent Common
   ------------
Stock shall be valued for all purposes at the Average Stock Price.

     1.4  Post-Closing Adjustment.  Within fifteen (15) business days of the
          -----------------------
Closing, the Company shall deliver to Parent, in a form satisfactory to Parent, financial statements and other documentation necessary to determine the total amount of liabilities of the Company outstanding as of the Closing Date (the "Closing Date Liabilities"). Parent shall have such access to the Company' books and records as it deems necessary to verify the amount of such Closing Date Liabilities. Based on the Closing Date Liabilities, the Holdback Shares payable to the Stockholders shall be reduced (the "Holdback Shares Adjustment") as follows: If the Closing occurs on or before February 4, 2000 (the "Anticipated Closing Date"), the Holdback Shares payable to the Stockholders shall be reduced, pro rata among the Stockholders based on their respective ownership of the Company Stock, on a dollar for dollar basis in an amount equal to the amount by which the Closing Date Liabilities exceed $15,000 in the aggregate if such excess has not been paid by the Stockholders personally, at their sole discretion. If the Closing occurs after the Anticipated Closing Date (other than due solely to the fault of Parent), the Holdback Shares payable to the Stockholders shall be reduced on a dollar for dollar basis in an amount equal to the total amount of the Closing Date Liabilities if the total amount of the Closing Date Liabilities has not been paid by the Stockholders personally, at their sole discretion. It shall not be considered the fault of Parent if the Closing is delayed due to unanticipated issues that arise during Parent's due diligence review of the Company.

     1.5  Escrow Agreement.
          ----------------

     (a) On the Closing Date, Parent, each of the Stockholders and the Escrow Agent shall execute an escrow agreement in the form of EXHIBIT A (the "Escrow
                                                       ---------
Agreement"), pursuant to which Parent shall deposit into escrow the Escrowed Shares in payment of part of the Initial Merger Consideration. The Escrowed Shares shall be available on the terms and conditions set forth herein and in the Escrow Agreement to secure the payment of any Indemnified Losses for which the Stockholders are obligated to indemnify the Indemnified Persons under
Article VII
hereof. During the period such Escrowed Shares are held in escrow, all cash dividends, if any, paid with respect to the Escrowed Shares shall be the property of, and shall be delivered to, the Stockholders, each in accordance with their respective ownership interests, and each of the Stockholders shall have the sole power to exercise all voting rights pertaining to their pro rata portion of Escrowed Shares. All shares issued in respect of the Escrowed Shares (including, without limitation, shares issued in connection with stock dividends, stock splits, recapitalizations, reorganizations or similar transactions affecting the Parent Common Stock) shall, upon issuance, be deposited in the escrow, held subject to the terms and conditions of the Escrow Agreement and treated for all purposes as Escrowed Shares.

     (b) The adoption of this Agreement and the approval of the Merger by the Stockholders shall constitute full approval by the Stockholders of the Escrow Agreement and the appointment of Centura Bank as the escrow agent under the Escrow Agreement (the "Escrow Agent") and of all of the arrangements relating thereto, including, without limitation, the indemnification provisions and obligations set forth in Article VII of this Agreement, the placement in escrow of the Escrowed Shares, and the appointment of Cloyd Laporte III to serve as the Stockholders' representative (the "Stockholder Representative") to act as the representative of the Stockholders for purposes of the Escrow Agreement and this Agreement.

     1.6  Holdback. The Holdback portion of the Merger Consideration payable to
          --------
the Stockholders shall be withheld at Closing for satisfaction of any Holdback Shares Adjustment determined in accordance with Section 1.4. Accordingly, the parties agree that Parent shall be entitled to withhold at Closing the number of Holdback Shares set forth opposite each Stockholder's name under the column titled "Holdback" on Schedule 1.3. Promptly after the Holdback Shares
                     ------------
Adjustment has been finally and conclusively determined, Parent shall (subject to any reduction of the Holdback pursuant to Section 1.5 hereof) pay to each Stockholder Holdback Shares equal to such Stockholder's portion of the Holdback as set forth on Schedule 1.3.
                ------------

     1.7  Surrender and Exchange of Certificates. At the Closing, each of the
          --------------------------------------
Stockholders shall surrender and deliver to Parent the certificates evidencing all of the issued and outstanding shares of the Company Stock, duly endorsed by such Stockholders, and upon such surrender, each such certificate shall represent the right to receive such Stockholder's pro rata portion of the Merger Consideration. As soon as practicable following the Closing, Parent shall instruct the transfer agent of Parent Common Stock to issue the Merger Shares and to deliver such Merger Shares to the Stockholders or the Escrow Agent, as provided in this Agreement.

     1.8  Dissenting Shares.
          -----------------

          (a) For purposes of this Agreement, "Dissenting Shares" means the Company Shares held as of the Effective Time by a Stockholder who has not voted such Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected, and not effectively withdrawn or forfeited, in accordance with the applicable provisions of the DGCL. Dissenting Shares shall not be converted into or represent the right to receive the Merger Consideration, unless the Stockholder holding such Dissenting Shares shall have forfeited such Stockholder's right to appraisal under the DGCL or withdrawn such Stockholder's demand for appraisal. If such Stockholder has so forfeited or withdrawn such Stockholder's right to appraisal of Dissenting Shares, then, (i) as of the occurrence of such event, such Stockholder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration payable in respect of such Company Shares pursuant to Section 1.3 hereof, and (ii) promptly following the occurrence of such event, the Parent or the Surviving Corporation shall deliver to such Stockholder shares of Parent Common Stock and cash to which such Stockholder is entitled pursuant to Section 1.3 hereof and shall deposit with the Escrow Agent (as defined below) shares of Parent Common Stock representing the portion of the Merger Consideration to which such Stockholder is entitled pursuant to Section 1.3 hereof.

          (b) The Company shall give the Parent (i) prompt notice of any written demands for appraisal of any Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of the Parent, make any payment with respect to any demands for appraisal of Shares or offer to settle or settle any such demands.

     1.9  Options and Warrants.
          --------------------

          (a) Prior to the Effective Time, (i) each outstanding option to acquire shares of capital stock of the Company (individually, an "Option" and collectively, the "Options") shall be accelerated and exercised in full or otherwise cancelled and terminated; (ii) all outstanding warrants to acquire shares of capital stock of the Company (the "Warrants") shall be accelerated and exercised in full or otherwise cancelled and terminated; and (iii) all other rights to acquire shares of capital stock of the Company shall be accelerated and exercised in full or otherwise terminated.

          (b) Prior to the Effective Time, the Company shall terminate all stock option plans and other stock or equity-related plans of the Company (the "Stock Plans").

     1.10 Legend.  The shares of Parent Common Stock issued in connection with
          ------
the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Rule 506 of Regulation D thereof and, as such, will constitute restricted securities within the meaning of Rule 144 promulgated thereunder. Each certificate of the Parent Common Stock issued in connection with the Merger will bear appropriate legends to evidence such privately placed shares as being restricted under the Securities Act, and any other applicable restrictions upon the transferability of the shares or otherwise. It is acknowledged and understood that Parent is relying on certain representations made by the Stockholders in the Stockholder Investment Representation Letters (as herein defined). The Securities Act legend shall read substantially as follows:

          THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, MORTGAGED, PLEDGED,

          HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS COVERING SUCH SHARES, COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     The Parent shall be obligated to reissue promptly unlegended certificates at the request of any Stockholder if the Stockholder shall have obtained, at Stockholder's sole expense, an opinion of counsel (which may be counsel to the Parent) reasonably acceptable to the Parent to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

     1.11  Conversion of Subsidiary Stock.  At the Effective Time, by virtue of
           ------------------------------
the Merger and without any action on the part of the Parent, Mergersub, the Company or their respective stockholders, each share of Common Stock, having a par value per share of $0.001, of Mergersub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and, upon surrender of the certificate(s) representing such shares of Mergersub Common Stock, the Surviving Corporation shall promptly issue to the owner thereof a certificate representing the share of Common Stock of the Surviving Corporation into which it has been converted. Such share shall be the only issued and outstanding capital stock of the Surviving Corporation and shall be owned by the Parent.

     1.12  Certificate of Incorporation.  After the Effective Time, the
           ----------------------------
Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

     1.13  Bylaws.  After the Effective Time, the Bylaws of Mergersub as in
           ------
effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until amended or repealed in accordance with the provisions thereof and applicable law.

     1.14  Directors and Officers.  Immediately after the Effective Time, the
           ----------------------
directors and officers of Mergersub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation and shall serve in such capacities until their respective successors are duly elected and qualified. The Surviving Corporation may designate such other officers as it determines.

     1.15  No Further Rights.  As of the Effective Time, the Stockholders shall
           -----------------
cease to have any rights as stockholders of the Company.


                                  ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                             AND THE STOCKHOLDERS

     The Company and each of the Stockholders, jointly and severally, represent and warrant to Parent as follows:

     2.1  Organization and Good Standing.  The Company is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own, operate and/or license and lease the Company Assets (as defined below) and the other properties owned or used in its business license or (including, without limitation, intangible property) (collectively with the Company Assets, the "the Company Business Assets") and to conduct the operations of its business as presently conducted. the Company is duly qualified to do business as a foreign corporation and is in good standing in the jurisdictions listed on Schedule 2.1,
                                                                   ------------
which are all the jurisdictions in which it is required to be so qualified other than such jurisdictions where the failure to be so qualified would not have a Material Adverse Effect (as defined in Section 2.4) on the Company.

     2.2  Authority.  The Company has all requisite power and authority to
          ---------
execute and deliver this Agreement and the other documents, certificates and instruments contemplated hereby (collectively with the Merger Agreement, the "Transaction Documents") to which it is a party and to perform the transactions contemplated hereby and thereby. The execution, delivery and performance of the Transaction Documents to which the Company is a party, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate and stockholder action. Each of the Stockholders has all requisite power and authority to execute and deliver the Transaction Documents to which such Stockholder is a party, to perform his obligations thereunder, and to consummate the transactions contemplated by the Transaction Documents. Each of the Stockholders has all requisite power and authority to vote the outstanding shares of the Company Common Stock held by such Stockholder, to approve this Agreement and the transactions contemplated hereby and in the Transaction Documents and the transactions contemplated hereby and thereby in compliance with all applicable laws and the Articles and Bylaws of the Company. Each of the Transaction Documents to which the Company or the Stockholders is a party has been duly executed and delivered by the Company and the Stockholders and constitutes a valid and binding obligation of each of the Company and the Stockholders, enforceable against them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

     2.3  Capitalization.  The authorized capital stock of the Company consists
          --------------
of (a) 8,000,000 shares of common stock, par value $.001 per share (the "the Company Common Stock"), of which 900,000 shares are issued and outstanding and no shares are held in the treasury of the Company, and (b) and 2,000,000 shares of Preferred Stock, par value $.001 per share (the "the Company Preferred Stock"), of which no shares are issued and outstanding (the Company Common Stock
and Company Preferred Stock together, the "Company Stock").   No additional
shares of the Company Stock are reserved for issuance.  Schedule 2.3 sets forth
                                                        ------------
a complete and accurate list of (i) all stockholders of the Company, indicating the number of shares held by each stockholder, (ii) all holders of Options and Warrants and other rights to acquire shares of capital stock of the Company ("Rights"), including the number of shares subject to each Option, Warrant and Right, and (iii) all of the Stock Plans. All of the issued and outstanding shares of the Company Stock are, and all shares that may be issued prior to the Effective Time upon exercise of Options, Warrants and Rights will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or the Stockholders is a party or which are binding upon the Company or the Stockholders providing for the issuance, disposition or acquisition of any of the Company's capital stock, other than as listed in Schedule 2.3. There are
                                                        ------------
no plans providing for stock options or similar rights other than the Stock Plans listed in Schedule 2.3. There are no outstanding or authorized stock
                ------------
appreciation, phantom stock or similar rights with respect to the capital stock of the Company. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, of any shares of the Company other than as listed in Schedule 2.3. All of
                                                          ------------
the issued and outstanding Company Stock, and the outstanding Options, Warrants and Rights were issued in compliance with applicable federal and state securities laws.

     2.4  Effect of Agreement.  Except as disclosed on Schedule 2.4, the
          -------------------                          ------------
execution, delivery and performance of the Transaction Documents to which the Company is a party do not and will not: (a) conflict with the Articles of Incorporation or Bylaws of the Company; (b) violate any law or any rule or regulation of any governmental body or administrative agency, or conflict with any judicial or administrative order or decree relating to the Company or the Company Business Assets, except for any such violations or conflicts which would not, individually or in the aggregate, have a material adverse effect on the business, the Company Business Assets, liabilities, results of operations or condition (financial or otherwise) (a "Material Adverse Effect") of the Company or impair the ability of the Company or the Stockholders to consummate the transactions contemplated by this Agreement; (c) constitute a breach or default under any of the Company Contracts (as defined below); (d) create any security interest, mortgage, lien, claim, or encumbrance of any kind on any of the Company Business Assets; or (e) except for the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, require any consent, notice to or filing with any governmental authority or administrative agency or any third party on behalf of the Company or the Stockholders. The matters described on Schedule 2.4 are referred to as the "Company Required Consents."
             ------------

     2.5  Financials; Books.  Attached hereto as Schedule 2.5 are true and
          -----------------                      ------------
complete copies of the unaudited balance sheet, statements of operations, changes in stockholders' equity and cash flows for the fiscal years ended December 31, 1999, December 31, 1998 and December 31, 1997 (collectively, the "Company Financial Statements"). The Company Financial Statements (a) are true, complete and correct in all material respects; (b) are in accordance with the books and records of the Company; and (c) present fairly, in all material respects, the assets, liabilities and financial condition of the Company as of the respective dates thereof, and the results of operations for the periods then ending in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The Company has no liability or obligation that is not reflected or reserved against on the balance sheet for the twelve months ending December 31, 1999 (the "the Company Balance Sheet"), except for those that are not required by generally accepted accounting principles to be included therein or those that have been incurred in the ordinary course of business since the date of the Company Balance Sheet

(none of which may reasonably be expected to have a Material Adverse Effect on the Company). The books and records of the Company are true, accurate and complete in all material respects and have been maintained in accordance with generally accepted accounting principles applied on a consistent basis.

     2.6  Title to and Sufficiency of Assets and other Property. Set forth on
          -----------------------------------------------------
Schedule 2.6 is a true and complete list of all material inventory, machinery,
------------
equipment, furniture, office equipment, supplies, materials, vehicles and other material items of tangible personal property of every kind owned by the Company and used in connection with its business (the "the Company Assets"). the Company has good and marketable title to all of the Company Business Assets, free and clear of all security interests, mortgages, liens, claims and encumbrances of every kind except for liens for current taxes not yet due and payable and as disclosed on Schedule 2.6. The Company Business Assets constitute all of the
             ------------
assets of any nature required to operate the Company's business in the manner presently operated by the Company. The Company Assets (a) are in good operating order, condition and repair (ordinary wear and tear excepted), (b) are suitable for use in the ordinary course of business of the Company's business and (c) are free from material defects.

     2.7  Real Property.   The Company owns no real property.  Schedule 2.7
          -------------                                        ------------
contains true and correct descriptions of all real property leased by the Company (the "Company Leased Real Property") and used in connection with its business, and all buildings, fixtures and improvements thereon (the "Improvements"). All Improvements conform in all material respects to all applicable state and local laws, health and safety ordinances and zoning and building ordinances. None of the Improvements encroaches on the property of any third person. The Company Leased Real Property is zoned for the purposes for which such property is presently being used, or has a valid variance therefrom.

     2.8  Contracts and Leases.  Schedule 2.8 lists all contracts, commitments,
          --------------------   ------------
agreements, understandings, obligations, whether written or oral (including, without limitation, agreements for the borrowing of money or the extension of credit that involve a commitment or expenditure by, or revenue to, the Company in excess of $1,000.00, and agreements with employees, consultants and other contractors), leases (including, without limitation, leases for the Company Leased Real Property) and licenses, whether written or oral, to which the Company or any of the Stockholders (on behalf of the Company) is party or by which the Company or the Company Business Assets or any of the Stockholders (on behalf of the Company) is bound (collectively, the "Company Contracts"). Each of the Company Contracts is valid, binding and enforceable in accordance with its terms and is in full force and effect, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). There are no existing defaults on the part of the Company or, to the knowledge of the Company and the Stockholders, any other party to the Company Contracts, and, to the knowledge of the Company and the Stockholders, no events or circumstances have occurred which, with or without notice or lapse of time or both, would constitute material defaults under any of the Company Contracts. The execution, delivery and performance of the Transaction Documents do not and will not, with respect to any the Company Contract, (a) constitute a default or accelerate the obligations thereunder, (b) require the consent of any person or party, except for the Company Required Consents, or (c) affect the enforceability or validity thereof or the terms thereof.

     2.9  Receivables.  Attached hereto as Schedule 2.9 hereto is a true,
          -----------
complete and accurate detailed listing of all accounts receivable of the Company (the "Company Receivables"). The Company Receivables are, and will be at the Effective Time, legal, valid and binding obligations and arose in the ordinary course of business. The Company Receivables are not subject to any counterclaim, set off, defense, security interest, claim or encumbrance. the Company has made available to Parent complete and correct copies of all instruments, documents and agreements evidencing such the Company Receivables, including, without limitation, an aging schedule related to the Company Receivables.

     2.10 Intellectual Property.
          ---------------------

          (a)  Intellectual Property Rights.  Schedule 2.10(a) hereto sets
               ----------------------------   ----------------
forth a complete and correct list of (i) all patents (the "the Company Patents"), trademarks, trade names (including all federal and state registrations pertaining thereto, or applications for such registrations and a description of the status of such applications), proprietary databases and registered copyrights owned by the Company (collectively with all unregistered copyrights, the "Company Proprietary Intellectual Property") and (ii) all patents, trademarks, trade names, copyrights, technology and processes used by the Company in its businesses which are material to its business and are used pursuant to a license or other right granted by a third party, and all agreements related thereto (collectively, the "Company Licensed Intellectual Property", and together with the Company Proprietary Intellectual Property referred to as "the Company Intellectual Property"). Each of the federal, state and other governmental registrations with any country pertaining to the Company Proprietary Intellectual Property is valid and in full force and effect. The Company owns, or has the right to use pursuant to valid and effective agreements, all the Company Intellectual Property, and the consummation of the transactions contemplated hereby will not materially adversely alter or impair any such rights. No claims are pending against the Company by any person with respect to the use of any the Company Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same that would be likely to have a Material Adverse Effect on the Company, and, to the knowledge of the Company and the Stockholders, the current use by the Company of the Intellectual Property does not in any material respect infringe upon the rights of any third party. Schedule 2.10(a) sets forth a list
                                             ----------------
of all jurisdictions in which the Company is operating under a trade name, and each jurisdiction in which any such trade name is registered. No the Company Patent has been or is now involved in any interference, reissue, reexamination or opposition proceeding of which the Company has received notice, nor is the Company aware of any potentially interfering patent or patent application of any third party. To the knowledge of the Company, no person or entity is presently selling or marketing a product which is covered by the Patents, and, to the knowledge of the Company, the Patents have not been challenged or threatened in any way. No current or former the Company employee is named as an inventor on any pending patent application. All of the Company Patents are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use) and to the knowledge of the Company, there is no currently existing circumstance which would render the

Company Patents invalid or unenforceable, and they are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

          (b)  Company Computer Software and Hardware.
               --------------------------------------

               (i)  Schedule 2.10(b) hereto sets forth a true and complete list
                    ----------------
of: (a) all software and associated documentation owned by or developed by or for the Company material to the business of the Company (such items set forth on
Schedule 2.10(b) are hereinafter referred to as the "the Company Proprietary
----------------
Software"); (b) all software (other than the Company Proprietary Software and "shrink-wrap" or other "off the shelf" software) used by the Company or its employees in connection with the business of the Company (the "the Company Licensed Software" and together with the Company Proprietary Software, the "the Company Software"). The Company has all rights that are necessary or appropriate to distribute, license or sublicense the Company Software to third parties and to appoint others to do any of the foregoing to the extent that distribution, licensing or sublicensing of such software is necessary to the conduct of business of the Company. The Company has or has the right to use all technical and descriptive materials to run its business in accordance with its historical practices, except as would not have a Material Adverse Effect on the Company. The Company Proprietary Software consists of: (a) source and object code embodied in magnetic media; and (b) all development and procedural tools, documentation and manuals necessary to maintain, enhance, develop derivative works, support and service the Company Proprietary Software in accordance with historical practice, including licenses to use compilers, assemblers, libraries and other aids.

               (ii) The Company has sole and exclusive rights, title and interest in and to all intellectual property rights in the Company Proprietary Software, including all worldwide copyrights, trade secrets, trademarks, moral rights and proprietary and confidential information rights therein. The Company Proprietary Software is free and clear of all liens, claims and encumbrances. The use by the Company of the Company Licensed Software and the use and distribution of the Company Proprietary Software in the manner currently used and distributed by the Company complies with the terms of all contracts and agreements to which the Company is a party or by which it is bound and is in compliance with all applicable laws, regulations and codes of any foreign, U.S., state or local authority, including without limitation, all U.S. Export Administration Regulations, except where such failure to comply would not have a Material Adverse Effect. The Company has been granted under the license agreements relating to the Company Licensed Software (the "the Company License Agreements") valid and subsisting license rights with respect to all software comprising the Company Licensed Software and such rights are sufficient in all respects to conduct the business of the Company as presently conducted and as currently proposed to be conducted. The Company is in compliance with each of the terms and conditions of each of the Company License Agreements except to the extent failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect on the Company. In the case of any commercially available "shrink-wrap" software programs (such as Lotus 1-2-3 or Microsoft
Word), the Company has not made and is not, to the knowledge of the Company and the Stockholders, using any unauthorized copies of any such software programs and, to the knowledge of the Company, none of the employees, agents or representatives of the Company have made or are using any such unauthorized copies, except as would not have a Material Adverse Effect on the Company.

               (iii) The Company Proprietary Software and such of the Company Licensed Software as is bundled with or is otherwise an integral part of the Company Proprietary Software does not infringe the patent, copyright or trade secret rights or any other intellectual property right of any third party which may exist anywhere in the world.

               (iv) The Company has not granted rights in the Company Software to any third party other than as set forth on Schedule 2.10(b).
                                              ----------------

               (v) There have been no problems experienced by the Company in the past twelve (12) months with respect to the Company Software, the related computer hardware used by the Company in its operations or the provision of services to the Company clients which have arisen outside the ordinary course of business and would have a Material Adverse Effect on the Company.

               (vi) The Company Proprietary Software is, and such of the Company Licensed Software as is bundled with or is otherwise an integral part of the Company Proprietary Software (to the knowledge of the Company and the Stockholders, after due inquiry of the licensors of such the Company Licensed Software) is, "Millennium Compliant" (defined below). For the purposes of this Agreement, "Millennium Compliant" means that such software accurately accepts and processes date/time data (including, but not limited to, calculating, comparing, sorting and sequencing) ("Processes") and returns and displays date/time data in a consistent manner and without interruption regardless of dates used, whether before, on or after January 1, 2000, and regardless of the date in time which such Processes are performed, and such software accurately processes all leap year calculations, including without limitation recognizing the year 2000 as a leap year.

               (vii) Prior to any export or re-export either directly or indirectly by the Company of any software or other technical data, the Company has first obtained the written approval or required export license for such export or re-export from the United States Department of Commerce or any other agency of the U.S. Government having jurisdiction over such export or re-export unless the export or re-export of software or other technical data is covered by a license exemption.

     2.11 Litigation. Except as disclosed on Schedule 2.11, there are no
          ----------
claims, actions, suits or investigations pending, or to the knowledge of the Company and the Stockholders, threatened, against the Company or its business or affecting the Company Business Assets or against the Stockholders.

     2.12 Compliance with Laws; Permits. There is not outstanding or, to the
          -----------------------------
knowledge of the Company and the Stockholders, threatened, any order or decree of any court, governmental agency or arbitration tribunal against or involving the Company or its business or the Company Business Assets. The Company is currently, and has been at all times, in full compliance with all laws, rules, regulations and licensing requirements of all federal, state, local and foreign authorities applicable to the Company Business Assets and operations of its business, except for failures to comply which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has obtained all permits, certificates and licenses required for the conduct of its business and the ownership of the Company Business Assets, all of which are described on Schedule 2.12 (the "the Company Permits"). The Company
                          -------------
is not in violation of any of the Company Permits, and no proceedings are pending or, to the knowledge of the Company and the Stockholders, threatened to revoke or limit any the Company Permit.

     2.13 Taxes.
          -----

          (a) The Company has properly completed and timely filed all federal, state, local and foreign tax returns and reports required to be filed by it (the "Tax Returns"). All Tax Returns are accurate, complete and correct as filed, and the Company has paid in full or made adequate provision in the Company Financial Statements for all amounts shown to be due thereon. the Company is not delinquent in the payment of any tax assessment or other governmental charge (including, without limitation, withholding taxes).

          (b) Except as disclosed on Schedule 2.13, the Company has not been notified by any governmental authority that an audit or review of any tax matter is contemplated. The Company knows of no tax deficiency or claim for additional taxes asserted or threatened to be asserted against it by any taxing authority and the Company knows of no grounds for any such assessment. No extension of time with respect to any date on which a tax return was or is to be filed by the Company is in force, and no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any tax. For purposes of this Agreement, the term "tax" includes all federal, state, local and foreign taxes or assessments, including income, sales, gross receipts, excise, use, value added, royalty franchise, payroll, withholding, property and import taxes and any interest or penalties applicable thereto.

          (c) The Company has not agreed to, and is not required to, make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

          (d) The Company is not and has never been a member of a consolidated group or combined group or combined group of corporations.

          (e) There has been no change in ownership of the Company that would limit the Parent's ability to utilize the net operating losses of the Company.

     2.14 Insurance. Schedule 2.14 describes all insurance policies maintained
          ---------  -------------
by the Company with respect to its business and the Company Business Assets. Such policies are valid, binding and enforceable in accordance with their terms, are in full force and effect, and all premiums due thereon have been paid.

     2.15 Employment and Labor Matters.  No employees of the Company have
          ----------------------------
entered into employment or other agreements regarding compensation, whether written or oral, with the Company. No employees of the Company have been or are represented by a union or other labor organization or covered by any collective bargaining agreement. There is no unfair labor practice complaint, labor organizational effort, strike, slowdown or similar labor matter pending or, to the knowledge of the Company and the Stockholders, threatened against the Company or its business. the Company is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and there is no unfair labor practice complaint against the Company pending or, to the knowledge of the Company and the Stockholders, threatened. Upon termination of the employment of any employees, neither the Company nor the Parent nor the Surviving Corporation will by reason of the Merger or anything done prior to the Effective Time be liable to any of such employees for severance pay or any other payments (other than accrued salary, vacation or sick pay in accordance with the Company's normal policies). Set forth on Schedule 2.15 is a true and complete list of all current directors,
             -------------
officers, employees or consultants of the Company, including, in each case, name, current job title, base salary, bonus potential, commissions, and termination obligations.

     2.16 Employee Benefits. Except as set forth on Schedule 2.16, there are no
          -----------------                         -------------
Plans, as defined below, contributed to, maintained or sponsored by the Company, or to which the Company is obligated to contribute or with respect to which the Company has any liability or potential liability, whether direct or indirect (including all Plans contributed to, maintained or sponsored by each member of the controlled group of companies, within the meaning of Sections 414(b), 414(c), and 414(m) of the Internal Revenue Code of 1986, as amended (the "Code"), of which the Company is a member, to the extent the Company has any potential liability with respect to such Plans). For purposes of this Agreement, the term "Plans" shall mean: (a) employee benefit plans as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not funded and whether or not terminated, (b) employment agreements, and (c) personnel policies or fringe benefit plans, policies, programs and arrangements, whether or not subject to ERISA, whether or not funded, and whether or not terminated, including without limitation, stock bonus, deferred compensation, pension, severance, bonus, vacation, travel, incentive, and health, disability and welfare plans.

     2.17 Absence of Changes. Except as disclosed on Schedule 2.17, since
          ------------------                         -------------
December 31, 1998, the Company has conducted the operations of its business only in the ordinary course, and has not:

          (a) Suffered any damage to any of the Company Business Asset, whether or not covered by insurance, except damage that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company;

          (b) Sold or disposed of any of the Company Business Assets, except such sales or dispositions made in the ordinary course of business that would not, either individually or in the aggregate, have a Material Adverse Effect on the Company;

          (c) Made any general wage increase for its employees as a group other than in the ordinary course of business;

          (d)  Amended or terminated any Company Contract;

          (e) Incurred any obligation or liability, except normal trade or business obligations incurred in the ordinary course of business;

          (f) Introduced any new method of management, operations or accounting;

          (g) Suffered any adverse change in the condition (financial or otherwise), or any other event, that might reasonably be expected to have a Material Adverse Effect on the Company; or

          (h) Agreed, whether in writing or otherwise, to take any action described in this Section 2.17.

     2.18 Environmental Protection.  No substances that are defined by laws or
          ------------------------
regulations concerning the environment as toxic materials, hazardous wastes or hazardous substances (including without limitation any asbestos, oils, petroleum-derived compound or pesticides) (collectively, "Hazardous Materials") are or have been located in, on or about the Company Leased Real Property or the Improvements. The Company Leased Real Property has not been used for the storage, manufacture or disposal of Hazardous Materials, and the Company has not used, or provided permission to others to use, the Company Leased Real Property for the storage, manufacture or disposal of Hazardous Materials. No Hazardous Materials have been transported off site from the Company Leased Real Property. Specifically, but without limitation, there are and have been no storage tanks located on the Company Leased Real Property. The Company has complied in all material respects with all federal, state and local environmental laws and regulations.

     2.19 Related Party Transactions.  Except as set forth on Schedule 2.18,
          --------------------------                          -------------
the Company Contracts do not include any agreement with or any other commitment to (a) any officer or director of the Company; (b) any person related by blood or marriage to any such officer or director; or (c) any corporation, partnership, trust or other entity in which the Company or any such officer, director or related person has an equity or participating interest, and no such other agreement or commitment exists.

     2.20 Disclosure.  No representation, warranty or statement made by the
          ----------
Company or the Stockholders in this Agreement or the exhibits or schedules hereto, or in any financial statement, other written financial information or schedules, or any other document, certificate or other instrument furnished or to be furnished to Parent by or on behalf of the Company at or prior to the Closing pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary, in light of the circumstances in which they were made, to make the statements contained herein or therein not misleading. There is no event, fact or condition that has had, or that reasonably could be expected to have, a Material Adverse Effect on the Company, that has not been set forth in this Agreement or the Schedules hereto.

     2.20 Subsidiaries.  The Company has no wholly owned or partially owned
          ------------
subsidiaries.

     2.21 Brokers' Fees. Neither the Company nor any of the Stockholders has
          -------------
retained any broker, finder or agent, or has any liability or obligation, nor will either of them, or anyone on their behalf, incur any liability or obligation, to pay any fees, commissions or similar payments to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGERSUB

     Parent and Mergersub, jointly and severally, represent and warrant to the Company as follows:

     3.1  Organization and Good Standing. Each of Parent and it subsidiaries,
          ------------------------------
including Mergersub, is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction and has all requisite power and authority to own, operate and/or lease its assets and the other properties owned or used in its business (including, without limitation, intangible property) and to conduct the operations of its business as presently conducted.

     3.2  Authority. Each of Parent and Mergersub has all requisite power and
          ---------
authority to execute and deliver the Transaction Documents to which it is a party and to perform the transactions contemplated thereby. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate and stockholder action on the part of each of Parent and Mergersub (as applicable). Each of the Transaction Documents to which Parent or Mergersub is a party has been duly executed and delivered by such party and each constitutes a valid and binding obligation of Parent and Mergersub, enforceable against them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

     3.3  Capitalization.  Immediately prior to the Effective Time, the
          --------------
authorized capital stock of Parent consists of (a) 90,000,000 shares of common stock, $0.001 par value, of which 26,380,673 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, $0.001 par value, of which no shares are designated or issued and outstanding. All of the issued and outstanding shares of capital stock of Parent were issued in compliance with applicable federal and state securities laws.

     3.4  Effect of Agreement. Except for (i) the filing of the Merger Filing,
          -------------------
(ii) such filings, consents, approvals as may be required under federal and state securities laws, (iii) the filing with the Nasdaq National Market of an application for listing of the Merger Shares, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, could be expected to have a material adverse effect on Parent and its subsidiaries, taken as a whole, the execution, delivery and performance of the Transaction Documents to which Parent is a party do not and will not: (a) conflict with the Certificate of Incorporation or Bylaws of Parent; (b) violate any law or any rule or regulation of any governmental body or administrative agency, or conflict with any judicial or administrative order or decree relating to Parent or the Parent's assets, except for any such violations or conflicts which would not, individually or in the aggregate, have a material adverse effect on Parent and its subsidiaries, taken as a whole, or impair the ability of Parent to consummate the transactions contemplated by this Agreement; (c) constitute a breach or default under any instrument, contract or other agreement to which the Parent is party to which it or any of its assets or properties is bound or subject; (d) create any security interest, mortgage, lien, claim, or encumbrance of any kind on any of the Parent's assets; or (e) require any consent, notice to or filing with any governmental authority or administrative agency.

     3.5  Litigation. There are no claims, actions, suits or investigations
          ----------
pending, or to the knowledge of Parent, threatened, against Parent that in the aggregate could have a material adverse effect upon the transactions contemplated hereby or Parent and its subsidiaries, taken as a whole.

     3.6  Disclosure.  No representation, warranty or statement made by Parent
          ----------
in this Agreement or the exhibits or schedules hereto or other written financial information or schedule or any other instrument furnished or to be furnished to the Company by or on behalf of Parent at or prior to Closing, pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary, in light of the circumstances in which they were made, to make the statements contained herein or therein not misleading. There is no event, fact or condition that has had, or that reasonably could be expected to have, a Material Adverse Effect on the Parent or its business that has not been disclosed to the Company.

     3.7  Brokers' Fees.  Parent has not retained any broker, finder or agent,
          -------------
nor has any liability or obligation, nor will it, or anyone on its behalf, incur any liability or obligation, to pay any fees, commissions or similar payments to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.8  Merger Shares.  The shares of Parent Common Stock to be issued in
          -------------
connection with the Merger, when delivered hereunder, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances.

     3.9  Financials; Books.  The financial statements of Parent as filed with
          -----------------
the Securities and Exchange Commission (a) are true complete and correct in all material respects; (b) are in accordance with the books and records of the Parent; and (c) present fairly, in all material respects, the assets, liabilities and financial condition of the Parent as of the date thereof, and the results of operations for the period then ending in conformity with generally accepted accounting principles.



                                  ARTICLE IV
                                   COVENANTS

     4.1  Conduct of Business.  Between the date of this Agreement and the
          -------------------
Effective Time, the Company and the Stockholders shall (other than pursuant to the written consent of Parent):

          (a) Conduct the operations of the Company's business in the normal and customary manner in the ordinary course of business;

          (b) Maintain the Company Assets in good operating order, repair and condition;

          (c) Keep in full force and effect the insurance described in Section 2.15;

          (d) Perform all of its obligations under all of the Company Contracts and not amend any provision thereof other than amendments that involve a commitment or expenditure, or revenue to the Company, of less than $500.00;

          (e) Use its best efforts to preserve the Company's organization intact and maintain its relationships with its employees, suppliers and customers;

          (f) Promptly advise Parent of any adverse change in the condition (financial or otherwise) of the Company's business or the Company Business Assets;

          (g) Promptly advise Parent of the occurrence of any event or circumstance which affects the consummation of the transactions contemplated by this Agreement or which, if in existence on the date of this Agreement, would have been required to have been disclosed in a Schedule to this Agreement;

          (h) Not create or permit to exist any security interest, mortgage, lien, claim, or encumbrance of any kind with respect to any of the Company Business Assets;

          (i) Not sell or dispose of any of the Company Business Assets, except in the ordinary course of business of the Company's business;

          (j) Promptly advise Parent of any change in the list of employees referred to in Section 2.16 or in the compensation payable to any such employee;

          (k) Not make any capital improvement or expenditure without the prior consent of Parent, other than improvements or expenditures in the ordinary course of business in amounts of less than $500.00; and

          (l) Maintain and collect the Company Receivables and extend credit terms to its customers in the ordinary course of business consistent with past practices.

     4.2  Access and Information.  The Company and the Stockholders shall permit
          ----------------------
Parent and its counsel, accountants and other representatives full access during normal business hours to all the properties, assets, books, records, agreements and other documents of the Company. The Company shall furnish to Parent and its representatives all information concerning the Company Business Assets or the Company's business as Parent may request. The Company shall permit and facilitate communications between Parent and the Company's suppliers, customers, landlords and other persons having relationships with the Company's business.

     4.3  No Other Solicitations.  Until the earlier of the Effective Time or
          ----------------------
the termination of this Agreement, the Company and the Stockholders shall not, and the Company and the Stockholders shall use their best efforts to cause each of their respective officers, directors, employees, representatives and agents or affiliates of such officers, directors, employees, representatives and agents not to, directly or indirectly, solicit, initiate or encourage any offer, proposal or inquiry from, or engage in any discussions or negotiations with, any person regarding the sale or lease of the capital stock of the Company, its business, or any of the Company Business Assets. The Company shall immediately notify Parent of, and shall disclose to Parent all details of, any inquiries, discussions or negotiations of the nature described above.

     4.4  Stockholders' Consent.
          ---------------------

          (a) The Company shall, acting through its Board of Directors and in accordance with the DGCL, as soon as practicable, obtain the affirmative vote at a meeting of the Stockholders duly noticed and held or solicit and obtain written consents of the required number of the Stockholders for the purpose of adopting and approving this Agreement (including without limitation the matters referred to in Section 1.8 and Article VII hereof) and the approval of the Merger in accordance with the provisions of the Company Certificate of Incorporation and the DGCL (the "Stockholders' Vote"). In connection with the Stockholders' Vote, the Company, acting through its Board of Directors, shall recommend that the Stockholders of the Company consent to the adoption of this Agreement and the approval of the Merger, shall prepare and send any information required to be provided to the Stockholders in accordance with applicable law and not include in the materials sent to the Stockholders any false or misleading statement or omit to state any fact required to be stated in order to make the statements therein not false or misleading, and shall otherwise use its best efforts to obtain the Stockholders' Vote and any other consents or approvals from the Stockholders necessary to consummate the transactions contemplated herein.

          (b) Each of the Stockholders agrees to (i) vote all shares that are beneficially owned by him or her, or for which he or she has voting authority, in favor of the adoption of this Agreement and the approval of the Merger and
(ii) otherwise use his or her best efforts to obtain the Stockholders' Vote.

     4.5  Agreements.  The Company shall use all reasonable efforts to deliver
          ----------
to the Parent prior to the Closing Date all agreements of the Stockholders required to be executed by them under this Agreement.

     4.6  Further Assurances.  From and after the Closing Date, the parties
          ------------------
shall take such steps and execute such documents, and instruments as may be reasonably required to make effective the transactions contemplated hereby.

     4.7  Confidentiality. In recognition of the confidential nature of certain
          ---------------
of the information which will be provided to any party by the other parties, each of Parent, the Company and the Stockholders agrees to retain in confidence, and to require its directors, officers, employees, consultants, professional representatives and agents (collectively, its

"Representatives") to retain in confidence all information transmitted or disclosed to it by any other party, and further agrees that it shall not use for its own benefit (other than in connection with the transactions contemplated by this Agreement) and shall not use or disclose to any third party, or permit the use or disclosure to any third party of, any information obtained from or revealed by any other party, except that each of Parent, the Company and the Stockholders may disclose the information to those of its Representatives who need the information for the proper performance of their assigned duties with respect to the consummation of the transactions contemplated hereby. In making such information available to its Representatives, each of Parent, the Company and the Stockholders shall take all precautions to ensure that its Representatives use the information only as permitted hereby. Notwithstanding anything to the contrary in the foregoing provisions, such information may be disclosed: (a) where it is legally necessary, to any regulatory authorities or governmental agencies; (b) if it is required by court order or decree or applicable law; (c) if it is ascertainable or obtained from public or published information; (d) if it is received from a third party not known to the recipient to be under an obligation to keep such information confidential; or (e) if the recipient can demonstrate that such information was in its possession prior to disclosure thereof in connection with this Agreement. If any party is required to make disclosure of any such information by operation of law, such disclosing party will give the other parties prior notice of the making of such disclosure and will use all reasonable efforts to afford such other parties an opportunity to contest the making of such disclosure. In the event that the Closing does not occur, each of Parent, the Company and the Stockholders shall immediately deliver, or cause to be delivered, to the other (without retaining any copies thereof) any and all documents, statements or other written information obtained from the other that contain confidential information.

     4.8  FIRPTA.  The Company shall, prior to the Closing Date, provide Parent
          ------
with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") FIRPTA Notification Letter which states that shares of capital stock of the Company do not constitute "United States real property interests" under
Section 897(c) of the Internal Revenue Code, as amended (the "Code"), for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3). Further, the Company shall provide Parent a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2), along with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of the Company upon the Closing of the Merger.


                                   ARTICLE V
                     CONDITIONS PRECEDENT TO PARENT'S AND
                            MERGERSUB'S OBLIGATIONS

     The obligations of Parent and Mergersub to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Effective Time:

     5.1  Representations, Warranties and Covenants.  The representations and
          -----------------------------------------
warranties of the Company and the Stockholders contained in this Agreement shall have been true and correct on date of this Agreement and shall be true and correct as of the Effective Time as though made on and as of the Effective Time, and the Company and the Stockholders shall have duly performed and complied with all covenants and required by this Agreement to be performed or complied with by it or them on or prior to the Closing.

     5.2  Absence of Litigation. As of the Effective Time, no action or
          ---------------------
proceeding shall be pending or, in the reasonable opinion of the Company or the Stockholders, threatened by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which would adversely affect the right of Parent to own, operate or control the Company Business Assets or the Company's business after the Effective Time.

     5.3  Absence of Change. Between the date of this Agreement and the
          -----------------
Effective Time, no adverse change shall have occurred in the business, operations or financial or other condition of the Company, its business or the Company Business Assets, nor shall there have occurred any casualty loss or destruction of, or damage to, any of the Company Assets.

     5.4  Consents and Approvals. All (a) the Company Required Consents, (b)
          ----------------------
licenses, (c) other orders or notifications of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any applicable governmental or judicial authority and (d) consents, approvals, authorizations or notifications of any other third parties, all as required in connection with consummation of the transactions contemplated by this Agreement, including the operation of the Company's business by Parent, shall have been made or obtained or shall have occurred.

     5.5  Stockholders' Vote; Dissenting Shares.  This Agreement and the Merger
          -------------------------------------
shall have received the Stockholders' Vote and the number of Dissenting Shares shall not exceed 2% of the number of outstanding shares of the Company Stock as of the Effective Time.

     5.6  Compliance Certificate.  Each of the Company and the Stockholders
          ----------------------
shall have delivered to Parent and Mergersub a certificate (without qualification as to knowledge or materiality or otherwise except as may be set forth in the representations and warranties themselves) to the effect that each of the conditions specified in Sections 5.1 through 5.5 is satisfied in all respects.

     5.7  Secretary's Certificate. The Company shall have delivered to Parent
          -----------------------
and Mergersub a certificate of the Secretary of the Company, dated as of the Effective Time, in form and substance reasonably satisfactory to Parent and Mergersub, certifying (i) the names of its officers authorized to sign this Agreement, the certificates and the other documents and instruments delivered pursuant to this Agreement by the Company or any of its officers, together with true signatures of such officers; (ii) that the copies of the Articles of Incorporation and Bylaws of the Company attached thereto are true, correct and complete; (iii) that the resolutions of the Board of Directors of the Company attached thereto evidencing the approval of this Agreement and the transactions contemplated herein were duly adopted, have not been amended or rescinded and are in full force and effect; and (iv) that the resolutions of the Stockholders attached thereto evidencing approval of the Agreement and the transactions contemplated herein were duly adopted, have not been rescinded or amended and are in full force and effect; (v) that notice of the action of the Stockholders, if taken by written consent of fewer than all of the Stockholders, has been sent to the remaining Stockholders in accordance with the applicable provisions of the DGCL; and (vi) that the number of Dissenting Shares does not exceed two percent (2%) of the number of outstanding shares of the Company as of the Effective Time.

     5.8  Legal Opinion.  Parent and Mergersub shall have received an opinion of
          -------------
Cooley Godward LLP counsel to the Company, dated as of the Effective Time, in the form of Exhibit B attached hereto.
            ---------

     5.9  Inventions Agreements.  Parent shall have received a Non-Disclosure
          ---------------------
and Invention Agreement in the form attached to the Employment Agreements, duly executed by all employees of the Company.

     5.10 Stockholder Investment Representation Letter.  Parent shall have
          --------------------------------------------
received a Stockholder Investment Representation Letter in the form of Exhibit C
                                                                       ---------
attached hereto, duly executed by each of the Stockholders.

     5.11 Escrow Agreement.  Parent shall have received the Escrow Agreement,
          ----------------
duly executed by the Stockholder Representative and each of the Stockholders.

     5.12 Mergersub Stock Certificate.  Parent shall have received a
          ---------------------------
certificate evidencing one (1) share of the Company Common Stock, dated the Effective Time and issued in the name of Parent.

     5.13 Resignations.  The Parent shall have received resignations, duly
          ------------
executed, by all officers and directors of the Company, of their respective positions with the Company, effective as of the Effective Time.

     5.14 Stock Plans.  Parent shall have received written evidence,
          -----------
satisfactory to Parent, of the termination of all Stock Plans.

     5.15 Employment / Consulting Agreements.  Parent shall have received
          ----------------------------------
employment and/or consulting agreements in forms reasonably satisfactory to the Parent (the "Employment Agreements"), duly executed by each of the Stockholders and such other individuals as Parent may request.

     5.16 Registration Rights Agreement.  Parent shall have received a
          -----------------------------
Registration Rights Agreement by and between the Parent and the Stockholders in the form of Exhibit D attached hereto (the "Registration Rights Agreement"),
            ---------
duly executed by all of the Stockholders.

     5.17 Stock Powers.  Parent shall have received executed stock powers from
          ------------
each of the Stockholders with respect to the Escrowed Shares.

     5.18 Surrendered Stock Certificates.  Parent shall have received stock
          ------------------------------
certificates representing all the issued and outstanding Company Stock, duly endorsed by the Stockholders.

     5.19 Listing of Merger Shares.  The Merger Shares shall have been approved
          ------------------------
for listing and quotation on the Nasdaq Stock Market.

     5.20  Securities Laws.  Parent shall have received all federal or state
           ---------------
securities permits, approvals or other approvals necessary to issue shares of Parent Common Stock pursuant to the Merger.

     5.21  Relocation.  Within sixty (60) days following the Closing, all
           ----------
activities and resources of the Company related to research and development and technology shall be relocated to the offices of the Parent located in Morrisville, North Carolina. The business development and other activities of the Company shall remain in Washington, D.C. office of the Company.

     5.22  Intellectual Property Ownership. The Company shall own, to the
           -------------------------------
satisfaction of Parent in its sole discretion, of all intellectual property developed by or for Company or its employees or consultants which is used in and for the operation of Company's business, including without limitation, www.scicentral.com web site (the "SciCentral Site"), the domain name
------------------
"scicentral.com" the SciCentral Site content, traffic and usage information, the trademark "SCICENTRAL," (if applicable) all software necessary to run the SciCentral Site, and any other proprietary information concerned with the SciCentral Site or the business of SciCentral, and SciCentral shall acquire, or shall have acquired, all necessary assignments and agreements in connection with such ownership.

     5.23  Other Documents.  Parent shall have received such other agreements,
           ---------------
documents, and instruments as Parent has reasonably requested to effect and evidence the consummation of the transactions contemplated by this Agreement.


                                  ARTICLE VI
                   CONDITIONS PRECEDENT TO THE COMPANY'S AND
                         THE STOCKHOLDERS' OBLIGATIONS

     The obligations of the Company and the Stockholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions on or before the Effective Time:

     6.1   Representations, Warranties and Covenants.  The representations and
           -----------------------------------------
warranties of Parent and Mergersub contained in this Agreement shall have been true and correct on the date of this Agreement, and shall be true and correct as if the Effective Time as though made on and as of the Effective Time, and Parent and Mergersub shall have duly performed and complied with all covenants and obligations required by this Agreement to be performed or complied with by it on or before the Closing.

     6.2   Compliance Certificate.  Each of Parent and Mergersub shall have
           ----------------------
delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise except as may be set forth in the representations and warranties themselves) to the effect that each of the conditions specified in
Section 6.1 is satisfied in all respects.

     6.3  Absence of Litigation.  As of the Effective Time, no action or
          ---------------------
proceeding shall be pending by or before any court or other governmental body or agency seeking to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

     6.4  Secretary's Certificates. The Company shall have received a
          ------------------------
certificate of the Secretary of each of the Parent and Mergersub, dated as of the Effective Time, in form and substance reasonably satisfactory to the Company, certifying (i) the names of its officers authorized to sign this Agreement, the certificates and the other documents and instruments delivered pursuant to this Agreement by Parent or Mergersub, as the case may be, or any of its officers, together with true signatures of such officers; (ii) that the copies of the Certificate of Incorporation and Bylaws attached thereto are true, correct and complete; and (iii) that the resolutions of the Board of Directors attached thereto evidencing the approval of this Agreement and the transactions contemplated herein were duly adopted, have not been amended or rescinded and are in full force and effect.

     6.5  Legal Opinion.  The Company shall have received an opinion of
          -------------
Hutchison & Mason PLLC, counsel to Parent, dated as of the Effective Time, in the form of EXHIBIT E attached hereto.
            ---------

     6.6  Escrow Agreement. The Company shall have received the Escrow
          ----------------
Agreement, duly executed by the Parent and the Escrow Agent.

     6.7  Employment Agreements. The Company shall have received the
          ---------------------
Compensation Agreements, duly executed by Parent.

     6.8  Stockholder Agreements. The Company shall have received the
          ----------------------
Stockholder Agreements, duly executed by Parent.

     6.9  Registration Rights Agreement.  The Company shall have received the
          -----------------------------
Registration Rights Agreement, duly executed by Parent.

     6.10 Other Documents. The Company shall have received such other
          ---------------
agreements, documents, and instruments as the Company has reasonably requested to effect and evidence the consummation of the transactions contemplated by the Agreement.


                                  ARTICLE VII
                                INDEMNIFICATION

     7.1  Indemnification.  The Stockholders, jointly and severally, shall, up
          ---------------
to the number of the Escrowed Shares, indemnify the Surviving Corporation and the Parent (the "Indemnified Persons") in respect of, and hold the Indemnified Persons harmless against, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) incurred or suffered by the Indemnified Persons ("Damages"), provided, however, no indemnification shall be payable by the Stockholders with respect to any claim for indemnification of Damages pursuant to this Section 7.1 until the cumulative amount of all such Damages exceeds $10,000 in the aggregate, whereupon the entire aggregate amount of Damages shall become payable; provided, however, such threshold shall not apply to any willful or intentional breach or any act of fraud by a Stockholder:

          (i) resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company or the Stockholders contained in this Agreement or the certificate delivered pursuant to Section 5.6; or

          (ii) resulting from any failure of any of the Stockholders to have good, valid and marketable title to the issued and outstanding the Company Stock held by any such Stockholder, free and clear of all liens, claims, pledges, options, adverse claims or charges of any nature whatsoever; or

          (iii) resulting from any claim by a Stockholder or former security holder of the Company, or any other person, firm, corporation or entity, seeking to assert, or based upon: (A) ownership or a right to ownership of any shares of capital stock of the Company which is claimed to have arisen prior to the Effective Time; (B) any rights of a Stockholder of the Company (other than the right to receive the Merger Consideration pursuant to this Agreement or appraisal rights under the applicable provisions of the DGCL), including, without limitation, rights with respect to any option, preemptive rights or rights to notice or to vote, in each case with respect to capital stock of the Company owned or claimed to have been owned prior to the Effective Time; (C) any rights under the Certificate of Incorporation or Bylaws of the Company as in effect at any time prior to the Effective Time; or (D) any claim that his, her or its shares of the Company were wrongfully repurchased by the Company prior to the Effective Time.

     7.2  Method of Asserting Claims.
          --------------------------

          (a) All claims for indemnification ("Claims") by an Indemnified Person pursuant to this Article VII shall be made in accordance with the provisions of this Agreement and the Escrow Agreement.

          (b) If a third party asserts that an Indemnified Person is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Person may be entitled to indemnification pursuant to this Article VII, and such Indemnified Person reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Person shall be entitled to satisfy such obligation, without prior notice to or consent from the Stockholder Representative, (ii) such Indemnified Person may make a Claim for indemnification pursuant to this Article VII in accordance with the provisions of the Escrow Agreement (if applicable) and this Article VII, and (iii) such Indemnified Person shall be reimbursed in accordance with the provisions of the Escrow Agreement (if applicable) and this Article VII, for any such Damages for which it is entitled to indemnification pursuant to this Article VII (subject to the right of the Stockholder Representative to dispute the Indemnified

Person's entitlement to indemnification under the terms of the Escrow Agreement (if applicable) and this Article VII.

          (c) The Indemnified Person shall give prompt written notification to the Stockholder Representative of the commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VII may be sought; provided, however, that no delay on the part of the Indemnified Person in notifying the Stockholder Representative shall relieve the Stockholders of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within thirty (30) days after delivery of such notification, the Stockholder Representative may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding provided the Stockholder Representative acknowledges in writing to the Indemnified Person that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Article VII. If the Stockholder Representative does not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Stockholder Representative assumes control of such defense and the Indemnified Person reasonably concludes that the indemnifying parties and the Indemnified Person have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damages" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof. The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Stockholder Representative, which shall not be unreasonably withheld. The Stockholder Representative shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnified Person, which shall not be unreasonably withheld.

     7.3  Satisfaction and Treatment of Indemnity Payments.  In the event that
          ------------------------------------------------
the Stockholders are required to provide indemnification hereunder to the Indemnified Persons, such indemnification obligations shall be satisfied initially by the delivery of shares of Parent Common Stock held in the Escrow (with each share for this purpose valued at the Average Stock Price in accordance with the terms of this Agreement and the Escrow Agreement. Any payment so made to an Indemnified Person pursuant to this Article VII or the Escrow Agreement shall be treated as a reduction in the Merger Consideration.

     7.4  Limitation.  Notwithstanding anything to the contrary herein, with
          ----------
respect to Claims other than claims based on fraud or willful misrepresentation, for which the liability of the Stockholders shall not be limited in amount or to the Escrow, the sole and exclusive remedy for Indemnification Claims by the Parent or Mergersub under this Article VII is the number of Escrowed Shares held pursuant to the Escrow Agreement. No Stockholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of the representations, warranties, covenants or agreements.

                                 ARTICLE VIII
                           COVENANTS OF STOCKHOLDERS

     8.1  Covenant Against Competition.
          -----------------------------

          (a) In order to induce the Parent to enter into this Agreement and consummate the Merger as provided therein, each of the Stockholders agrees that, except as otherwise set forth on Schedule 8.1, for a period of two (2) years beginning on the Closing Date and ending at 12:01 a.m. on the day following the second anniversary thereof, neither such Stockholder nor any business entity directly or indirectly owned or controlled by such Stockholder shall, without the prior written consent of the Parent, for their own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation or other legal entity, as principal, agent, director, employee, agent, consultant, member of a partnership, firm, corporation or other entity, or as a holder of or investor in as much as 5% of any security of any class of any corporation or other business:

               (i) engage in, consult with, assist in the promotion or development of, or own, control, manage or otherwise participate in the ownership, control or management of any business other than the business of the Parent or the Company engaged in (i) the provision of distribution, auction and/or buyers' guide services or information for the scientific and/or medical products market through any electric commerce medium, including, without limitation, the Internet, any private computer network or otherwise (for the purposes of this Section 8.1, the term "scientific and/or medical products market" shall mean any and all materials and supplies now and hereafter marketed by Parent primarily for use in scientific laboratory research or provision of medical services and shall not include products that are market for other purposes, solely because they may also be used in scientific laboratory research or provision of medical services), or (ii) the development, maintenance, integration and customization of software and World Wide Web sites for the provision of such services (the "Business"); or

               (ii) solicit, call upon, or attempt to solicit, or encourage or cause others to solicit, call upon or attempt to solicit, the patronage of any Customers (as defined herein), for the purpose of obtaining the patronage of any such Customer for the purchase of any products or services comparable to the products or services of the Business from anyone other than Parent or the Company; or otherwise interfere, or seek to interfere or encourage or cause others to interfere or seek to interfere, with the relationship between Parent or the Company, or any affiliate of Parent or the Company, and any Customer or supplier of the Company existing at Closing, at any time within the two (2) years preceding the Closing or the two (2) years following the Closing; or

               (iii) solicit or induce, or in any manner attempt to solicit or induce or encourage or cause others to solicit or induce, any officer or employee to leave his or her employment with Parent or the Company, or any affiliate of Parent or the Company, whether or not such employment is pursuant to a written contract or otherwise, or hire or in any other manner interfere, or attempt to interfere, with the relationship between Parent or the Company, or any affiliate of Parent or the Company, and any such officer or employee.

          (b) For purposes of this Section 8.1, "Customer" shall mean any individual, partnership, corporation or other entity to whom the Parent or the Company sold or distributed or attempted to sell or otherwise distribute any products or services of the Business (as defined herein) during the two (2) year period immediately preceding the Closing Date, or sells or attempts to sell or otherwise distributes any products or services of the Business (as defined herein) during the two (2) year period following the Closing.

          (c) Each of the Stockholders agrees that neither such Stockholder nor any business entity directly or indirectly owned or controlled by such Stockholder shall, without the prior written consent of the Parent, for such Stockholder's own account or jointly with another, directly or indirectly, for or on behalf of any individual, partnership, corporation or other entity, as principal, agent or otherwise, use or authorize any other person to use the name "[ABC]" or "SciCentral," or any name similar thereto, in connection with a business which competes with the Business.

          (d) Notwithstanding anything herein to the contrary, it shall not be a breach of the covenants contained in this Section 8.1 for each of the Stockholders, or any business entity directly or indirectly owned or controlled by such Stockholder, to own not more than five percent (5%) of the capital stock of any corporation whose shares are publicly traded.

     8.2  Reasonableness of Restrictions.   Each of the Stockholders has
          -------------------------------
carefully read and considered the provisions of Section 8.1 and, having done so, agrees that the restrictions set forth therein are fair and reasonable, do not unfairly restrict or penalize such Stockholder and are reasonably required for the protection of the interests of Parent and the Company in consummating the transactions contemplated in this Agreement. In the event that, notwithstanding the foregoing, any of the covenants set forth in Section 8.1 hereof shall be deemed to be too restrictive in any court proceeding, the parties agree that the court may reduce such restrictions to ones which it deems reasonable under the circumstances.

     8.3  Relocation.  The Stockholders agree that within sixty (60) days
          ----------
following the Closing, all activities and resources of the Company related to research and development and technology shall be relocated to the offices of the Parent located in Morrisville, North Carolina. The business development and other activities of the Company shall remain in Washington, D.C. office of the Company.



                                  ARTICLE IX
                                  TERMINATION

     9.1  Termination.  This Agreement may be terminated at any time prior to
          -----------
the Effective Time:

          (a) By the mutual written consent of all of the parties to this Agreement;

          (b) By Parent (if it is not then in breach of any term of this Agreement), if the Company or the Stockholders: (i) fail(s) to perform in any material respect their agreements contained herein required to be performed on or prior to the Effective Time, or (ii) materially breaches any of their representations or warranties contained herein, which failure or breach is not cured within ten (10) days after Parent shall have notified the Company and the Stockholders of its intent to terminate this Agreement pursuant to this subparagraph;

          (c) By the Company or the Stockholders (if they are not then in breach of any term of this Agreement), if Parent: (i) fails to perform in any material respect its agreements contained herein required to be performed on or prior to the Effective Time, or (ii) materially breaches any of its representations or warranties contained herein, which failure or breach is not cured within ten (10) days after the Company and the Stockholders have notified Parent of their intent to terminate this Agreement pursuant to this subparagraph;

          (d) By any of the parties, if there is any order, writ, injunction or decree of any court or governmental or regulatory agency binding on such party which prohibits or restrains such party from consummating the transactions contemplated hereby; or

          (e) By either the Parent or the Company, if the requisite Stockholders' Vote is not obtained; or

          (f) By any of the parties, if the Closing has not occurred by February 28, 2000, for any reason other than delay or nonperformance of the party seeking such termination; or

          (g) By the Company or the Stockholders, if the value of the Merger Shares at Closing, based on the Average Stock Price, is less than $2,000,000; or

          (h) By the Parent, if the value of the Merger Shares at Closing, based on the Average Stock Price, is greater than $4,000,000.

     9.2  Effect on Obligations.  Termination of this Agreement pursuant to this
          ---------------------
Article VIII shall terminate all obligations of the parties hereunder, except for the obligations under Sections 10.1 (with respect to expenses), 10.3 (with respect to publicity), and 4.7 (with respect to confidentiality); provided, however, that termination pursuant to subparagraphs (b) or (c) of Section 9.1 hereof shall not relieve the defaulting or breaching party from any liability to the other parties hereto, subject to the limitation in Section 7.4.

                                   ARTICLE X
                                 MISCELLANEOUS

     10.1 Expenses.  All costs and expenses incurred in connection with this
          --------
Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the Merger is consummated; provided,
                                                                  --------
however, that if the Merger is consummated, the reasonable legal fees and
-------
expenses incurred by the Company which are solely and directly related to the Merger, up to a maximum of $17,500, shall be paid by Parent; any additional legal fees and expenses in excess of $17,500, and any investment banking, accounting and other out-of-pocket fees and expenses incurred by the Company and all other expenses of the Company or the Stockholders of any kind shall be paid directly by the Stockholders, and neither the Parent nor the Surviving Corporation shall have any liability or obligation therefor.

     10.2 Survival of Representations and Covenants.  The representations,
          -----------------------------------------
warranties and covenants of the Company, the Parent and the Stockholders set forth in this Agreement (the "Representations") shall survive the Closing and the consummation of the transactions contemplated by this Agreement and continue until twenty-four months following the Effective Time (the "Termination Date"). If notice of a Claim is given in accordance with the Escrow Agreement or Article VII before the Termination Date, then the Representation applicable to such Claim shall survive until, but only for purposes of, the resolution of such Claim. Notwithstanding the foregoing, with respect to any Claims for indemnification based on, arising from, resulting from or related to fraud or willful misrepresentation, the Representations shall survive the Termination Date and shall remain in force and effect for the duration of the applicable
statute of limitations.   All representations and warranties of Parent or
Mergersub contained in this Agreement shall terminate as of the Effective Time. All covenants and other agreements of Parent shall survive the Closing until fulfilled or waived.

     10.3 Publicity.   No party to this Agreement shall issue any press release
          ---------
or make any public disclosure relating to the subject matter of this Agreement or the terms hereof or the existence of this Agreement without the prior written approval of the Parent. Any press releases or other announcements concerning the transactions contemplated by this Agreement shall be approved by the Parent in writing prior to their issuance.

     10.4 Notices.  All notices, requests, demands, claims, and other
          -------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two (2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     If to the Company:                           Copy to:
     ------------------                           -------

     SciCentral.com, Inc.                    Cooley Godward LLP
     1125 N. Utah Street                     2002 Edmund Halley Dr., Suite 303
     Chevy Chase, MD  20815                  Reston, VA 20191-3436
     Attn: Cloyd Laporte III                 Attn:  Michael Lincoln, Esq.

     If to the Parent:                       Copy to:
     -----------------                       --------

     SciQuest.com, Inc.                      Hutchison & Mason PLLC
     5151 McCrimmon Parkway, Suite 208       3110 Edwards Mill Road, Suite 100
     Morrisville, North Carolina 27560       Raleigh, North Carolina  27612
     Attn: Peyton C. Anderson                Attn:  Helga L. Leftwich

     If to Mergersub:                         Copy to:
     ---------------                          -------

     SciCentral Acquisition Subsidiary, Inc.  Hutchison & Mason PLLC
     5151 McCrimmon Parkway, Suite 208        3110 Edwards Mill Road, Suite 100
     Morrisville, North Carolina  27560       Raleigh, North Carolina  27612
     Attn: Peyton C. Anderson                 Attn: Helga L. Leftwich

Any party to this Agreement may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Agreement.

     10.5  Tax Matters. Although the parties acknowledge and agree that the
           -----------
Merger is intended to qualify as a "tax free" exchange under Section 368 of the Code, all parties to this Agreement acknowledge and agree that no representation or warranty has been or is being made by Parent to any party or by Parent's officers, employees, agents, accountants or attorneys, with respect to the federal income or other tax consequences of the transactions contemplated by this Agreement and the Merger or that such transactions are or will be "tax free".

     10.6  Governing Law.  This Agreement shall be governed by the laws of the
           -------------
State of North Carolina applicable to agreements made and to be performed entirely within such state.

     10.7  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.8  Assignment.  This Agreement shall be binding upon and inure to the
           ----------
benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any of the parties hereto without the prior written consent of all other parties hereto, and any purported assignment without such consent shall be void.

     10.9  Headings.  The Article and Section headings contained in this
           --------
Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

     10.10 Amendments.  Any waiver, amendment, modification or supplement of or
           ----------
to any term or condition of this Agreement shall be effective only if in writing and signed by a majority in interest of the Stockholders and by all parties hereto, and the parties hereto waive the right to amend the provisions of this Section orally. Any amendment effected subsequent to the Stockholders' Consent shall be subject to the restrictions contained in the Delaware General Corporation Law. No waiver of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     10.11 Severability.  In the event that any provision in this Agreement
           ------------
shall be determined to be invalid, illegal or unenforceable in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

     10.12 Entire Agreement.  This Agreement, and the Schedules and Exhibits
           ----------------
hereto, constitute the entire Agreement between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter.

     10.12 Risk of Loss. The risk of loss, damage or condemnation of any of the
           ------------
the Company Business Assets from any cause whatsoever shall be borne by the Company at all times prior to the Effective Time.

     10.13 Best Efforts. Each party agrees to use its best efforts to satisfy
           ------------
the conditions to the Closing set forth in this Agreement and otherwise to consummate the transactions contemplated by this Agreement.

     10.14 Letter of Intent.  This Agreement supersedes and replaces the letter
           ----------------
agreement between the Parent and the Company dated January 4, 2000, which shall be of no further force and effect.

     10.15 Company Enhancement. Parent agrees to consult with Company regarding
           -------------------
the allocation of adequate resources to the continuing development and enhancement of the community aspects of the SciCentral site with the actual commitment of resources by Parent to be determined at the sole discretion of Parent.


               [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.


                                             PARENT:

                                             SCIQUEST.COM, INC.


                                             By:_____________________________
                                                Peyton C. Anderson
                                                Vice President



                                             MERGERSUB:

                                             SCICENTRAL ACQUISITION SUBSIDIARY,
                                             INC.


                                             By:_____________________________
                                                       __________________
                                                       Secretary

                                        THE COMPANY:

                                        SCICENTRAL.COM, INC.


                                        By:_________________________________
                                           Cloyd Laporte III
                                           President

                                        STOCKHOLDERS:


                                        ____________________________________
                                        Ellen S. Uffen


                                        ____________________________________
                                        Robert Uffen


                                        ____________________________________
                                        Guy Orgambide


                                        ____________________________________
                                        Janeen Malco


                                        ____________________________________
                                        Jerry Malco


                                        ____________________________________
                                        Mario Cardullo


                                        ____________________________________
                                        Karen Cardullo


                                        ____________________________________
                                        Cloyd Laporte III

                                 SCHEDULE 8.1

 Specific Provisions for Employment, Consulting and Non-competition Agreements


I.  Statement of Work (SOW)


                                 Guy Orgambide
                        Director, Scientific Community

1. Continue to operate and manage the SciCentral website, exclusive of the Travel and Education sections, until these activities are transitioned to other responsible parties. This includes reviewing scientific articles, managing site content, developing the weekly newsletter, and performing link maintenance checking.

2. Provide support in transitioning any or all of the responsibilities listed in Item 1 above to other responsible parties. This may include documenting processes, training staff members, responding to questions from staff regarding site operations, and verifying that the site maintenance functions are being performed accurately and in a timely manner.

3. Provide support in updating the K-12 and Travel portions of the SciCentral site, which will include site updates of those sections based on content received from other SciCentral or Parent staff.

4. Maintain and develop data capture programs to monitor usage statistics and other community metrics. Assist in producing reports to management that match usage statistics and metrics against community objectives.

5. Identify, interview, and recruit industry experts to participate in community programs.

6. Participate in the development of marketing communications and promotions related to the development of community programs.

7. Assist Parent IT staff in implementing a database structure to replace the current static HTML-based architecture.


                               Dr. Robert Uffen
                   Director, Science Education and Outreach

1. Develop a business plan for an affiliate marketing program for trade associations representing the scientific community.

2. Develop a business plan for the educational initiative related to the design of a research oriented intranet for the UMBI program.

3. Develop a business plan for the design of an education-based intranet site connecting teachers, universities, and other organizations related to the Houston Independent School District.

4. Provide on-going support in the maintenance of the SciCentral site, until such activities are transferred to other responsible parties.


                                  Ellen Uffen
                                  Consultant

1. Provide assistance in the development and implementation of a foundation established to promote educational initiatives related to scientific endeavors.

2. Continue to operate and manage the Travel and K-12 Educational sections of the SciCentral website, until these activities are transitioned to other responsible parties. This includes reviewing articles, developing and managing site content, and reviewing and verifying content presentation.


                                Mario Cardullo
                                  Consultant

1. Provide assistance in the development of business cases and plans for the UMBI and Houston Independent School District educational initiatives. Produce a deliverable describing the scope of the business opportunity, the potential size of the opportunity, the resources and costs required to achieve success, the revenue and/or other benefit to Parent that would result from pursuing the opportunity, and the risks associated with the project.


                                 Cloyd Laporte
                                  Consultant

1. Provide assistance in the development of business cases and plans for the creation of: 1) an affiliate marketing program for trade associations related to the scientific community, and, 2) for the development of collaborative web sites for scientific tools. Produce a deliverable describing the scope of the business opportunities, the potential size of the opportunity, the resources and costs required to achieve success, the revenue and/or other benefit to Parent that would result from pursuing the opportunity, and the risks associated with the projects.

II.  Non-competition carve-outs

Mario Cardullo
--------------
1. Activities related to the sale of scholastic textbooks and related teaching notes through an entity currently called Scibooks.com

2. Activities related to the costing of aircraft carrier technologies for the US Navy